                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Exchange Act Rule 240.14a-11 or 14a-12

                                          PHARMAPRINT INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined.)
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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
                                PHARMAPRINT INC.
                               ------------------

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                AUGUST 19, 1997

                             ---------------------

To the Shareholders of PharmaPrint Inc:

    On behalf of the Board of Directors, you are hereby notified of and cordially invited to attend the Annual Meeting of Shareholders of PharmaPrint Inc. (the "Company") to be held on Tuesday August 19, 1997 at 9:00 a.m., local time, at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California, 92614. At the meeting you are being asked to:

    1. Elect seven (7) directors to hold office until the Company's next Annual Meeting of Shareholders;

    2. Approve the amendment of the Company's 1995 Stock Plan, As Amended (the "Plan"), to, among other things, increase the number of shares of common stock authorized for issuance thereunder, from 800,000 shares to 2,200,000 shares;

    3. Approve a change in the Company's state of incorporation from California to Delaware through the merger of PharmaPrint Inc., a California corporation, with and into a wholly-owned Delaware subsidiary of PharmaPrint Inc.;

    4. Approve the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 31, 1998; and

    5.  Transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on July 3, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting. Only holders of Common Stock at the close of business on the record date will be entitled to vote at the Annual Meeting. A list of the shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

    Whether or not you plan to attend the Annual Meeting in person, please sign, date, and return your proxy in the enclosed envelope so that your shares may be voted at the meeting. If the shares are held in more than one name, all holders of record must sign. If you plan to attend the Annual Meeting, please notify me so that identification can be prepared for you. Thank you for your interest and consideration.

                                          By Order of the Board of Directors,
                                          Tasneem A. Khwaja, Ph.D.
                                          SECRETARY

Irvine, California
July 11, 1997

SHAREHOLDERS OR OMNIBUS PROXIES ARE URGED TO SIGN, DATE, AND PROMPTLY MAIL THE CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                PHARMAPRINT INC.
                               ------------------

                                PROXY STATEMENT

      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 19, 1997

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of PharmaPrint Inc., a California corporation ("PharmaPrint" or the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company ("Annual Meeting"), to be held at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine California, 92614, on Tuesday, August 19, 1997 at 9:00 a.m., and at any and all adjournments thereof. This Proxy Statement and the enclosed form of proxy are first being mailed on or about July 11, 1997. The mailing address of the principal executive offices of the Company is 4 Park Plaza, Suite 1900, Irvine, California 92614.

RECORD DATE AND VOTING

    Only the shareholders of record at the close of business on July 3, 1997 will be entitled to vote at the meeting. At the close of business on July 3, 1997 there were 11,000,000 shares of the Company's Common Stock, without par value ("Common Stock") outstanding and entitled to vote, held by 137 shareholders of record. No shares of the Company's preferred stock are outstanding. Each shareholder is entitled to one vote for each share of Common Stock held as of the record date.

    If a choice as to matters coming before the Annual Meeting has been specified by a shareholder in a Proxy, the shares will be voted accordingly. If no choice has been specified, the shares will be voted FOR the proposals described in the Notice of Annual Meeting and in this Proxy Statement. Abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee, indicating the lack of discretion or authority to vote on the matter) are each included in the determination of the presence or absence of a quorum for the transaction of business. An affirmative vote of the majority of the votes cast at the meeting is required for the election of each director and for the approval of the other proposals. Abstentions are counted in all tabulations of the votes cast and will have the same effect as a vote "against". Broker non-votes are not counted purposes of determining whether a proposal has been approved or not.

    PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID, RETURN ENVELOPE NO LATER THAN AUGUST 9, 1997 SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation and Bylaws provide for the election of all Directors at each Annual Meeting and for each Director elected to serve until the next Annual Meeting and until their successors shall have been duly elected and qualified or until their earlier death, resignation, or removal. The Board has selected seven nominees, all of whom are current directors of the Company. All nominees have consented to being named herein and to serve if elected.

    Shares represented by proxies solicited hereby will be voted FOR the election of the Board's nominees unless authority to so vote is withheld. If any or all of the nominees should become unable to or declines to serve as a director prior to the Annual Meeting, the proxies may be voted for a substitute nominee designated by the Board of Directors.

    The following sets forth, for each of the nominees, their principal occupation or employment during at least the last five years, and the period during which they have served as a Director of the Company.

    JOHN H. ABELES, MD, age 52, has been a director of the Company since August 1996. Dr. Abeles has served as President of MedVest, Inc., a venture capital and consulting firm, since 1980. He serves as a director of Encore Medical Corp., I-Flow Corporation, DUSA Pharmaceuticals, Inc., and Oryx Technology, Inc.

    LYLE ANDERSON, age 42, has been a director of the Company since August 1996. Mr. Anderson has been a private investor and financial consultant for the past 17 years. He serves as a financial principal in several privately held entities and provides financial analysis, debt/equity investment due diligence, and complex and varied financial negotiation assistance as an advisor to a large number and variety of ventures.

    HOWARD R. ASHER, age 50, has been a director of the Company since August 1996. Mr. Asher is the founder and has served as President of Advanced Bioresearch Associates ("ABA"), a clinical research organization providing Food and Drug Administration ("FDA") strategic consulting and professional services, from 1979 to 1996, and as President and Chief Executive Officer since 1996. Mr. Asher is Regulatory Affairs Certified ("RAC") by the Regulatory Affairs Professional Society for Regulatory Affairs.

    ELLIOT P. FRIEDMAN, age 43, has been a director of the Company since November 1994. Mr. Friedman has been the Chairman of the Board of Directors and Chief Executive Officer since April 1997 and was the President and Chief Executive Officer of the Company from October 1995 to April 1997. He was also the Chief Financial Officer of the Company from November 1994 to December 1996. From July 1990 to July 1994, Mr. Friedman was co-founder and Chief Executive Officer of BioTek Solutions, a provider of systems used by pathologists to conduct diagnosis of cancer through the use of monoclonal antibodies and DNA probes.

    TASNEEM A. KHWAJA, Ph.D., age 61, has been a director of the Company since September 1994. Dr. Khwaja has been the Secretary of the Company since September 1994 and the Chief Scientific Officer of the Company since October 1995. From November 1994 to October 1995, Dr. Khwaja served as the Company's President and Chief Executive Officer and from September 1994 to April 1997 he served as the Chairman of the Board of Directors. Dr. Khwaja has been a Professor of Pathology at the University of Southern California ("USC") School of Medicine for the past 24 years.

    PHILLIP G. TRAD, age 48, has been a director of the Company since November 1995. Since 1988, Mr. Trad has operated his own law practice in California. Mr. Trad has more than 17 years of experience in general civil and commercial litigation.

    NATHAN F. TROUM, MD, age 77, has been a director of the Company since August 1996. Since 1946, Dr. Troum has engaged in private medical practice specializing in general medicine and rheumatology.

COMPENSATION OF DIRECTORS

    Currently, each non-employee director of the Company receives $10,000 per year for serving on the Company's Board of Directors. In addition, pursuant to the Plan, each non-employee director of the Company annually receives options to purchase 10,000 shares of Common Stock of the Company, although Dr. Abeles and Mr. Asher have agreed that in connection with their initial appointment to the Board of Directors in August 1996, the Company would issue each of them options to purchase 75,000 shares of Common Stock, such options to vest over three years, in lieu of an additional grant of options to purchase 10,000 shares pursuant to the Plan in years two and three of their service, if elected. The options to purchase Common Stock are granted at the fair market value of the Common Stock on the date of grant. The options are subject to certain vesting requirements and expire ten years from the date of grant.

    Following the election of directors at this Annual Meeting of Shareholders, the Company will change its method of compensating directors. Each Director will receive $2,500 per each meeting attended in person and $1,750 for any telephonic meeting of the Board of Directors. The Company is also, as part of this Proxy Statement, requesting that the shareholders approve a proposal to amend the Plan to provide that the options to purchase 10,000 shares of Common Stock granted to each non-employee director of the Company vest quarterly over one year instead of vesting over a two-year period. Additionally, each non-employee director, including Dr. Abeles and Mr. Asher, who serves on the Audit or Compensation Committees of the Board of Directors, and who provides significant services to the Company in such capacity, shall receive an additional grant of options to purchase 20,000 shares of Common Stock. Such options shall vest quarterly over one year and expire ten years from the date of grant.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

    The Board of Directors held nine meetings during fiscal 1997. The Board of Directors currently has three committees: an Audit Committee, an Executive Committee, and a Compensation Committee. The Audit Committee makes recommendations to the Board of Directors as to the engagement or discharge of the independent public accountants; reviews the scope and results of the Company's internal auditing procedures; reviews the adequacy of the Company's system of accounting controls; and directs and supervises investigations into matters within the scope of its duties. Presently, the Audit Committee is composed of Dr. Abeles and Messrs. Anderson and Friedman. The Audit Committee met one time during fiscal 1997 and Dr. Abeles was not present at the meeting. The Executive Committee performs the functions delegated to it by the Board of Directors acting as a whole. The Executive Committee did not hold any meetings during fiscal 1997. Presently, the Executive Committee is composed of Messrs. Asher, Friedman, and Trad. The Compensation Committee reviews and approves the compensation for the Company's executive officers and administers the Plan. The Compensation Committee held four meetings during fiscal 1997. Presently, this Committee is composed of Messrs. Asher and Trad. Other than as noted above, all Directors attended all Board Meetings held during the period in which such Director was a Director, and all Committee Meetings of which such Director is a member.

BOARD RECOMMENDATION AND VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by Proxy and voting at the Annual Meeting (and the affirmative vote of the holders of a majority of the shares necessary for a quorum at the Annual Meeting) is required for the election of each Director.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED OR UNTIL THEIR EARLIER DEATH, RESIGNATION, OR REMOVAL.

                                   PROPOSAL 2
APPROVAL OF AN AMENDMENT TO THE COMPANY'S 1995 STOCK OPTION PLAN, AS AMENDED, TO
  INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER FROM 800,000
   SHARES TO 2,200,000 SHARES AND TO AMEND THE PROVISIONS REGARDING AUTOMATIC
                    OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

AMENDMENT

    The shareholders are being asked to vote on a proposal to amend the Company's Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 800,000 shares to 2,200,000 shares and to amend the provisions of the Plan relating to automatic option grants to non-employee directors.

    As of June 10, 1997, the Company had outstanding non-qualified options for the purchase of an aggregate 792,078 shares of the Company's Common Stock with an average exercise price of $3.15 per share granted under the Plan, and non-qualified options for the purchase of an aggregate 566,800 shares of the Company's Common Stock with an average exercise price of $4.75 granted outside the Plan. No options granted either under the Plan or outside the Plan have been exercised as of June 10, 1997. In order to provide sufficient shares for future options, and in order to encompass the options granted outside the Plan, on June 9, 1997 the Board of Directors approved a resolution authorizing an increase of the number of shares reserved for issuance under the Plan from 800,000 to 2,200,000 shares. The Board believes that granting fairly-priced stock options to employees and directors is an effective means to promote the future growth and development of the Company. Such options, among other things, increase employees', directors', and consultants' proprietary interest in the Company's success and will assist the Company in attracting and retaining such individuals who can contribute significantly to the Company's success.

    Currently, the Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Each person, who has not otherwise received a grant of options upon such person's initial appointment or election as a Non-Employee Director of the Company, shall automatically receive nonqualified options to purchase 10,000 shares of Common Stock upon such person's initial appointment or election as a Non-Employee Director of the Company and shall automatically receive options to purchase 10,000 shares of Common Stock each time re-elected to the Board of Directors as a Non-Employee Director. Such options shall have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and currently one third of each grant of such options shall vest on the date of grant and each of the first two anniversaries of the date of grant, respectively. Subject to earlier termination, each option shall expire ten years from the date of grant, and no option, even if vested, will be exercisable within six months of the date of grant of such option. Because the Board of Directors believes that the purpose of the automatic grant provision of the Plan is to compensate non-employee directors for their service to the Company on a yearly basis, on June 9, 1997 the Board approved a resolution to amend the Plan to provide that the automatic grant of options to purchase 10,000 shares of Common Stock vest quarterly over a one-year period.

SUMMARY OF 1995 STOCK OPTION PLAN, AS AMENDED

    A general description of the basic features of the Plan is presented below. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to James R. Wodach, Chief Financial Officer, PharmaPrint Inc., 4 Park Plaza, Suite 1900, Irvine, California 92614.

PURPOSE

    The purpose of the Plan is to enable the Company to obtain and retain competent personnel who will contribute to the Company's success and to provide incentives to the participating directors, officers, key employees, consultants, scientific advisors and other personnel working directly or indirectly for the

Company that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.

TERM

    The term of each stock option shall be fixed by the Administrator (either the Board of Directors or a Committee thereof), but no stock option shall be exercisable more than ten (10) years after the date such stock option is granted; provided, however, that if an employee owns or is deemed to own more than 10% of the combined voting powers of all classes of stock of the Company and an incentive stock option is granted to such employee, the term of the Incentive Stock Option shall be no more than five (5) years from the date of grant.

ADMINISTRATION

    The Plan was administered by the Board until November 5, 1996, when the Board appointed the Compensation Committee and authorized it to administer the Plan. With the exception of the stock options automatically issued to Non-Employee Directors as described below, the Plan is administered by the Compensation Committee of the Board of Directors, all of the members of which are "non-employee directors" under Rule 16b-3 of the 1934 Act. The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

ELIGIBILITY

    Directors, officers, key employees, consultants, scientific advisors, and other personnel working directly or indirectly for the benefit of the Company who are responsible for or contribute to the management, growth and/or profitability of the business of the Company are eligible to be granted stock options under the Plan. As of May 31, 1997, the Company had 13 employees and two full-time consultants, of which seven are officers, and five directors who are not employees.

OPTIONS

    The option price per share of Common Stock purchasable under a stock option shall be determined by the Compensation Committee at the time of grant but shall not be less than 100% of the fair market value of the Company's Common Stock on the date of grant, as that term is defined in the Plan. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company and an incentive stock option is granted to such employee, the option price of such incentive stock option shall be no less than 110% of the fair market value on the date of grant.

    The term of each stock option shall be fixed by the Compensation Committee, but no stock option shall be exercisable more than ten years after the date such stock option is granted; provided, however, that if an employee owns or is deemed to own more than 10% of the combined voting powers of all classes of stock of the Company and an incentive stock option is granted to such employee, the term of such incentive stock option shall be no more than five years from the date of grant.

    Stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee at or after grant. If the Compensation Committee provides, in its discretion, that any stock option is exercisable only in installments, the Compensation Committee may waive such installment exercise provisions at any time in whole or in part based on such factors as the Compensation Committee may determine in its sole discretion.

    Generally, under the form of the option agreement that the Committee is currently using for options granted under the Plan, if the optionee's affiliation with the Company terminates before expiration of the option for reasons other than death, the optionee has a right to exercise the option for three months after termination of such affiliation or until the option's original expiration date, whichever is earlier. If the termination is because of death, the option typically is exercisable until its original stated expiration or until the 12-month anniversary of the optionee's death, whichever is earlier. The Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan; however, each incentive option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code.

GRANTS TO NON-EMPLOYEE DIRECTORS

    Currently the Plan provides for automatic option grants to each director who is not an employee of the Company (a "Non-Employee Director"). Each person, who has not otherwise received a grant of options upon such person's initial appointment or election as a Non-Employee Director of the Company, shall automatically receive nonqualified options to purchase 10,000 shares of Common Stock upon such person's initial appointment or election as a Non-Employee Director of the Company and shall automatically receive options to purchase 10,000 shares of Common Stock each time re-elected to the Board of Directors as a Non-Employee Director. Such options shall have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and one third of each grant of such options shall vest on the date of grant and each of the first two anniversaries of the date of grant, respectively. Subject to earlier termination, each option shall expire ten years from the date of grant, and no option, even if vested, will be exercisable within six months of the date of grant of such option. The Company is proposing that the shareholders approve an amendment to the Plan to provide that automatic grants of options to non-employee directors vest quarterly over a one-year period.

AMENDMENT AND TERMINATION

    The Board of Directors of the Company may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of the optionee under any award theretofore granted without such optionee's consent.

    The Committee may amend the terms of any award theretofore granted, prospectively or retroactively, however, no such amendment shall impair the rights of any optionee without his or her consent.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1995 PLAN

    Under present law, an optionee will not realize any taxable income on the date a nonqualified stock option is granted to the optionee pursuant to the 1995 Plan. Upon exercise of the nonqualified stock option, however, the optionee will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will be entitled to a tax deduction in its fiscal year in which nonqualified stock options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionee's exercising such options. The Company is not entitled to any tax deduction with respect to any capital gains realized by an optionee.

    Incentive stock options granted pursuant to the Plan are intended to qualify for favorable tax treatment to the optionee under Code Section 422. Under Code
Section 422, an employee realizes no taxable income when the incentive stock option is granted. If the employee has been an employee of the Company at all times from the date of grant until three months before the date of exercise, the employee will realize no taxable income when the option is exercised. The difference between the option exercise price and the fair market value of the shares issuable upon exercise of the option is an "item of adjustment" for alternative minimum tax purposes. If the employee does not dispose of the shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the employee may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option. If the employee should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the employee will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company's Common Stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of the shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the employee as ordinary income.

PLAN BENEFITS

    Because future grants of stock options are subject to the discretion of the Committee, all of the future benefits under the Plan cannot be determined at this time, except that for the automatic grants to Non-Employee Directors as set forth above. The table below shows the total number of shares underlying stock options that will be granted under the Plan, as of June 10, 1997, to the executive officers and the executive officers as a group if this proposal is approved. Approval of this proposal shall constitute approval of the grants set forth below.

                                                                        OPTIONS GRANTED        WEIGHTED AVERAGE
NAME AND TITLE                                                         (NUMBER OF SHARES)  EXERCISE PRICE PER SHARE
---------------------------------------------------------------------  ------------------  -------------------------
Elliot P. Friedman ..................................................         150,000              $    6.00
  Chairman of the Board of Directors and Chief Executive Officer

Robert J. Burgess ...................................................         150,000              $    6.00
  President and Chief Operating Officer

Executive Officers as a Group (2 persons)............................         300,000              $    6.00

BOARD RECOMMENDATION AND VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or represented by Proxy at the Annual Meeting (and the affirmative vote of the holders of a majority of the shares necessary for a quorum at the Annual Meeting) is required for approval of this proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENTS TO THE PLAN DESCRIBED ABOVE.

                                   PROPOSAL 3
                   REINCORPORATION OF THE COMPANY IN DELAWARE
                       AND RELATED CHANGES TO THE RIGHTS
                                OF SHAREHOLDERS

GENERAL

    The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, many of which are incorporated in Delaware, to attract new directors, and to retain its current directors. Reincorporation in Delaware will allow the Company increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures to make hostile takeovers of the Company more difficult. The Board believes that adoption or maintenance of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

    In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

    For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws that are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

    In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The directors have elected to adopt such a provision in the Delaware certificate and bylaws. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws. The Board of Directors believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future, however, the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board of Directors in recommending the reincorporation may therefore be in conflict with the interest of the shareholders. See "Indemnification and Limitation of Liability" for a more complete discussion of these issues.

    In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat greater under the Delaware law than under the California law and therefore that the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware.

    The interests of the Board of Directors of the Company, management, and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders.

Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders begins on page 17 of this Proxy Statement.

    In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business of a corporation and generally present to the shareholders the risk of terms that may be less than favorable to all of the shareholders than would be available in a board approved transaction. Board approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation, and maximum strategic deployment of corporate assets.

    The Board of Directors recognizes that hostile takeover attempts do not always have unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts. See "Anti-Takeover Measures" for a more complete discussion of these issues.

    Notwithstanding the belief of the Board of Directors as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company that is not presented to and approved by the Board of Directors, but which a substantial number and perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

    The proposed reincorporation would be accomplished by merging the Company into a newly-formed Delaware corporation which, just before the merger, will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which can be obtained by writing to the Company at 4 Park Plaza, Suite 1900, Irvine, California 92614, Attention: Corporate Secretary. Upon the effective date of the merger, the Delaware Company's name will be PharmaPrint Inc. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved, and will not result in any relocation of management or other employees.

    On the effective date of the proposed reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the effective date of the reincorporation, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective date of the reincorporation. In addition, each outstanding option, warrant, or right to acquire shares of Common Stock of the Company will be converted into an option, warrant, or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options, warrants, or rights. All of the Company's employee benefit plans, including the 1995 Stock Option Plan, as amended, will be adopted and continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

    No action need to be taken by shareholders to exchange their stock certificates now; this will be accomplished at the time of transfer by the shareholder. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and voting at the Annual Meeting (and the affirmative vote of the holders of a majority of the shares necessary for a quorum at the Annual Meeting) is required for approval of the reincorporation. A vote FOR the reincorporation proposal will constitute approval of the merger, the Delaware Certificate, the Delaware Bylaws, assumption of the indemnification agreements, the adoption and assumption by the Delaware Company of each of the Company's stock option, stock purchase, and employee benefit plans and all other aspects of this Proposal 3. For purposes of the vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided, that any amendment that would effect material changes from charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding shares of Common Stock.

CHANGES IN CAPITAL STRUCTURE CAUSED BY REINCORPORATION

    Currently, the Company's capital stock consists of 19,000,000 authorized shares of Common Stock, without par value, of which 11,000,000 shares were issued and outstanding as of May 31, 1997, and 1,000,000 authorized shares of Preferred Stock, without par value, none of which are issued and outstanding as of May 31, 1997. The Delaware Company's capital stock consisted of 24,000,000 authorized shares of Common Stock, par value $.001 per share, and 1,000,000 authorized shares of Preferred Stock, par value $.001 per share. Accordingly, approval of this proposal will constitute the approval to increase the authorized shares of Common Stock of the Company from 19,000,000 to 24,000,000.

    The Board believes the capital structure of the Delaware Company more appropriately reflects the present and future needs of the Company and recommends that the Company's shareholders approve this proposal. The Company's undesignated preferred stock may be issued from time to time in one or more series with such rights, preferences and privileges, including dividend rates, conversion and redemption prices, and voting rights, as may be determined by the Board. On July 3, 1997, 11,000,000 shares of Common Stock were outstanding. On July 3, 1997, approximately 12,711,081 shares of Common Stock would be outstanding on a fully diluted basis, assuming the exercise of all outstanding options and warrants. The exercise price of all such options and warrants are less than the closing bid price of the Common Stock on July 3, 1997.

    PURPOSE OF AUTHORIZATION OF ADDITIONAL COMMON STOCK

    The authorization of an additional 5,000,000 shares of Common Stock would give the Board the express authority, without further action of the shareholders, to issue such shares of Common Stock from time to time as the Board deems necessary. The Board believes it is necessary to have the ability to issue such additional shares of Common Stock for general corporate purposes. The time frame necessary to achieve market success for any individual product in the biotechnology industry is lengthy. Consequently, the Company will expend substantial funds on research and development, expanding manufacturing capacity, preclinical and clinical testing of its products and manufacturing and marketing of its products prior to commercialization. The Company plans to fund such development activities through several different means including equity financings. Other potential uses of the additional authorized shares of

Common Stock may include acquisition transactions, stock dividends or distributions, and having Common Stock available for any future designation and issuance of preferred stock convertible into Common Stock. The additional Common Stock would be available for issuance by the Board without future action by the shareholders, unless such action were specifically required by applicable law or rules of any stock exchange or quotation system on which the Company's securities may then be listed.

    The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

    In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a shareholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a shareholder's investment could be adversely affected.

    Under the Delaware Certificate, as under the California Articles, the Board of Directors has the authority to determine or alter the rights, preferences, privileges, and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof.

    The Board of Directors may authorize the issuance of Preferred Stock for the purpose of adopting shareholder rights plans or in connection with various corporate transactions, including corporate partnering arrangements. If the reincorporation is approved, it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of Preferred Stock, except as required by law or regulation. See "Anti-Takeover Measures".

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

    In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, and by the Company's Amended and Restated Articles of Incorporation (the "California Articles") and the Company's Restated Bylaws (the "California Bylaws"), which have been adopted pursuant to California law. The California Articles and the California Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at 4 Park Plaza, Suite 1900, Irvine, California, 92614, Attention: Corporate Secretary.

    If the reincorporation proposal is adopted, the Company will merge with and into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law (however, see "Application of California Law After Reincorporation"). The California Articles and California Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the Bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which can be obtained by writing to the Company at 4 Park Plaza, Suite 1900, Irvine, California 92614, Attention: Corporate Secretary. Accordingly, the differences among these documents and between Delaware and California law are relevant to your decision whether to approve the reincorporation proposal.

    A number of significant differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate, and the Delaware Bylaws attached to this Proxy Statement. The following discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of shares may be modified by provisions in the charter or bylaws of the corporation. For each item summarized in the chart, there is a reference to a page in this Proxy Statement on which a more detailed discussion appears.

               ISSUE                                DELAWARE                             CALIFORNIA
----------------------------------------------------------------------------------------------------------------
LIMITATION OF LIABILITY OF DIRECTORS  Delaware law permits the limitation   California law contains additional
AND OFFICERS (SEE PAGE 14)            of liability of directors and         exceptions to the liability limita-
                                      officers to the Company except in     tions of directors and officers.
                                      connection with (i) breaches of the
                                      duty of loyalty; (ii) acts or
                                      omissions not in good faith or
                                      involving intentional misconduct or
                                      knowing violations of law; (iii) the
                                      payment of unlawful dividends or
                                      unlawful stock repurchases or
                                      redemptions; or (iv) transactions in
                                      which a director received an
                                      improper personal benefit.
----------------------------------------------------------------------------------------------------------------
INDEMNIFICATION OF DIRECTORS AND      Delaware law permits somewhat         California Law permits indemni-
OFFICERS (SEE PAGE 15)                broader indemnification and could     fication under certain circum-
                                      result in indemnification of          stances, subject to certain limita-
                                      directors and officers in circum-     tions.
                                      stances where California law would
                                      not permit indemnification.
----------------------------------------------------------------------------------------------------------------
CUMULATIVE VOTING FOR DIRECTORS (SEE  Cumulative voting is not available    Cumulative voting is mandatory upon
PAGE 16)                              under Delaware law unless provided    notice given by a shareholder at a
                                      in the Certificate of Incorporation.  shareholders' meeting at which
                                      The Delaware Certificate does not     directors are to be elected.
                                      provide for cumulative voting.        California law permits NASDAQ
                                                                            National Market System (NASDAQ)
                                                                            corporations with over 800 equity
                                                                            security holders to eliminate
                                                                            cumulative voting. The California
                                                                            Articles do not provide for
                                                                            cumulative voting.
----------------------------------------------------------------------------------------------------------------
NUMBER OF DIRECTORS (SEE PAGE 17)     Determined solely by resolution of    Determined by the Board of Directors
                                      the Board of Directors.               within a range set in the California
                                                                            Bylaws. Changes in the authorized
                                                                            range must be approved by the
                                                                            shareholders.
----------------------------------------------------------------------------------------------------------------

               ISSUE                                DELAWARE                             CALIFORNIA
----------------------------------------------------------------------------------------------------------------
REMOVAL OF DIRECTORS BY SHARE-        Removal with or without cause by      Removal with or without cause by
HOLDERS (SEE PAGE 17)                 affirmative vote of a majority of     affirmative vote of a majority of
                                      the outstanding shares.               the outstanding shares, provided
                                                                            that shares voting against removal
                                                                            could not elect such director under
                                                                            cumulative voting.
----------------------------------------------------------------------------------------------------------------
FILLING BOARD VACANCIES (SEE PAGE     Delaware law provides for the         California law permits (a) any
17)                                   Delaware Court of Chancery to order   holder of 5% or more of the cor-
                                      an election to fill vacancies or      poration's voting stock (Voting
                                      newly created directorships upon the  Stock) or (b) the superior court of application of the holders of 10% of  the appropriate county to call a
                                      the outstanding shares having a       special meeting of shareholders to
                                      right to vote for such directors if,  elect the entire board if, after
                                      at the time of filling such           filling any vacancy, the directors
                                      vacancies or directorships, the       then in office who have been elected
                                      directors then in office constitute   by the shareholders constitute less
                                      less than a majority of the entire    than a majority of the directors
                                      board as constituted immediately      then in office.
                                      prior to any increase.
----------------------------------------------------------------------------------------------------------------
WHO MAY CALL SPECIAL SHAREHOLDER      The Board of Directors, the Chairman  The Board of Directors, the Chairman
MEETING (SEE PAGE 18)                 of the Board, or the Chief Executive  of the Board, the President, or
                                      Officer or any other person           holders of 10% of the shares
                                      authorized to do so under the         entitled to vote at the special
                                      Delaware Certificate of               meeting.
                                      Incorporation or Bylaws.
----------------------------------------------------------------------------------------------------------------
TENDER OFFER STATUTE (SEE PAGE 18)    Restricts hostile two-step take-      No comparable statute. The Cali-
                                      overs.                                fornia Articles include a fair price
                                                                            provision similar in effect to the
                                                                            Delaware statute.
----------------------------------------------------------------------------------------------------------------
LOANS TO OFFICERS AND DIRECTORS (SEE  Board of Directors may authorize if   Loans must be approved or ratified
PAGE 20)                              expected to benefit the Company.      by a majority of the outstanding
                                                                            shares.
----------------------------------------------------------------------------------------------------------------
CLASS VOTE FOR REORGANIZATIONS (SEE   Generally not required unless a       A reorganization transaction must
PAGE 20)                              reorganization adversely affects a    generally be approved by a majority
                                      specific class of shares.             vote of each class of shares
                                                                            outstanding.
----------------------------------------------------------------------------------------------------------------
RIGHT OF SHAREHOLDERS TO INSPECT      Permitted for any purpose rea-        Permitted for any purpose rea-
SHAREHOLDER LIST (SEE PAGE 21)        sonably related to such share-        sonably related to such share-
                                      holder's interest as a shareholder.   holder's interest as a shareholder.
                                                                            Also, an absolute right to 5%
                                                                            shareholders and certain 1%
                                                                            shareholders.
----------------------------------------------------------------------------------------------------------------
APPRAISAL RIGHTS (SEE PAGE 21)        Generally available if shareholders   Available in certain circumstances
                                      receive cash in exchange for the      if the holders of 5% of the class
                                      shares and in certain other           assert such rights.
                                      circumstances.
----------------------------------------------------------------------------------------------------------------

               ISSUE                                DELAWARE                             CALIFORNIA
----------------------------------------------------------------------------------------------------------------
DIVIDENDS (SEE PAGE 21)               Paid from surplus (including paid-in  Generally limited to the greater of
                                      and earned surplus or net profits).   (i) retained earnings or (ii) an
                                                                            amount which would leave the Company
                                                                            with assets of 125% of liabilities
                                                                            and current assets of 100% or
                                                                            current liabilities.
----------------------------------------------------------------------------------------------------------------
OTHER                                 Responsive legislature and larger
                                      body of corporate case law in
                                      Delaware provides more predictable
                                      corporate legal environment in
                                      Delaware.

INDEMNIFICATION AND LIMITATION OF LIABILITY

    LIMITATIONS ON DIRECTOR LIABILITY

    Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

    The California Articles eliminate the liability of the directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) interested transactions between the corporation and a director in which a director has a material financial interest; and (g) liability for improper distributions, loans, or guarantees.

    The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for; (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

    Shareholders should recognize that a proposed reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its shareholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care. As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director was disloyal in his conduct, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit, or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy that might otherwise be available to a shareholder who is dissatisfied with the Board of Directors' decisions. Although a aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the Board of Directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

    The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the Board of Directors' continued high standard of corporate governance without any decrease in accountability by directors to the Company and its shareholders.

    INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The California Bylaws and Delaware Bylaws relating to indemnification similarly require that the Company and the Delaware Company, respectively, indemnify its directors and its executive officers to the fullest extent permitted by the respective state law, provided, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and, provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such Bylaws permit the Company and the Delaware Company to provide indemnification to their other officers, employees, and agents as set forth in the respective state law. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain provisions similar to the California Bylaws with respect to advances in that the Delaware Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is determined ultimately that such persons are entitled to be indemnified.

    California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees, and other agents. There are nonetheless certain differences between the laws of the two states.

    California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions; (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine; and (b) no indemnification may be made under California law, without court approval, in respect of amounts paid or expenses incurred in setting or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

    Indemnification is permitted by both California and Delaware law providing that requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action.

    California law requires indemnification when an individual has successfully defended the action on the merits (as opposed to Delaware law that requires indemnification relating to a successful defense on the merits or otherwise).

    Delaware generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel, or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner believed to be or (in contrast to California law as described above) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

    California corporations may include in their articles of incorporation a provision that extends the scope of indemnification through agreements, bylaws, or other corporate action beyond that specifically authorized be statute. The California Articles include such a provision.

    A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. California law is similar in that it permits non-exclusive indemnification if authorized in the Company's charter. The California Articles contain such an enabling provision. Under Delaware law and the Delaware Certificate, the Delaware Company is permitted to indemnify its directors, officers, employees, and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. If the reincorporation is approved, the Company may enter into new indemnification agreements with its officers and directors to replace those indemnification agreements entered into under the California Articles and California law.

    The indemnification and limitation provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the Company made prior to the proposed reincorporation. Nevertheless, the Board of Directors has recognized in considering this reincorporation proposal that the individuals have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company that the Company would not incur if the Company were not reincorporated. The Board of Directors believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality directors and thus benefits the interest of the Company and its shareholders.

    There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

    California and Delaware corporate law, the California Bylaws and the Delaware Bylaws, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission (the "SEC"), indemnification for liabilities arising under the Securities Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

CUMULATIVE VOTING FOR DIRECTORS

    Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, under non-cumulative voting, the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all directors of the Company.

    Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholder's meeting at which directors are to be elected. In order to cumulate votes a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting when the Company's shares are listed on a national stock exchange or traded in the NASDAQ and are held by at least 800 equity security holders. The California Articles do not include such a provision.

    Cumulative voting is not available under Delaware law unless so provided in the corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

    The elimination of cumulative voting could deter investors from acquiring a minority block in the Company with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company on a basis that some shareholders might deem favorable.

OTHER MATTERS RELATING TO DIRECTORS

    NUMBER OF DIRECTORS

    California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Bylaws provide for a Board of Directors that may vary between five and nine members, inclusive, and the Board of Directors has fixed the exact number of directors at seven. California law also requires that any change in the range of a variable Board of Directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation), provided that a change reducing the minimum number of directors to less than three cannot be adopted if votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California Bylaws require the aforementioned voting provisions for such changes.

    Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors by resolution.

    REMOVAL OF DIRECTORS

    Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. Under Delaware law, unless the board is classified or cumulative voting is permitted, a director can be removed from office during his term by shareholders with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. The Delaware Certificate provides that the Company's directors may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Voting Stock. The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law and its meaning has not been precisely delineated in Delaware courts.

    FILLING BOARD VACANCIES

    Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's Voting Stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding have the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

    The Delaware Bylaws provide that vacancies shall, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders or as otherwise provided by law, be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of Directors.

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

    Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President, or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer. Pursuant to the Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors, (i.e. by the Chairman of the Board of Directors or the Chief Executive Officer) the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request for the meeting.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

    There is no statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date stated in the proxy statement released in connection with the previous year's annual meeting.

    The Delaware Bylaws provide that, in order for director nominations or shareholder proposals to be properly brought before the annual meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely under the Delaware Bylaws, notice must be delivered not less than 120 days prior to the date of the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. If no meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the Delaware Bylaws provide that notice must be given not more than 90 days nor less than 60 days prior to the annual meeting. Proper notice under federal securities laws for a proposal to be included in the Company's proxy materials will constitute proper notice under the Delaware Bylaws. These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the annual meeting and have the opportunity to consider each proposal in advance of the annual meeting.

ANTI-TAKEOVER MEASURES

    Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the elimination of the right of shareholders to call special shareholders' meetings which is described above. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

    As discussed above, numerous differences between California and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts. One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute and the California Articles contain no provision similar to the Delaware statute. Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Voting Stock, or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding Voting Stock that is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding Voting Stock, however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders, including an exception for parties that held 15% or more of the outstanding Voting Stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. The Company has no present intention of opting out of this statute.

    There can be no assurances that the Board of Directors would not adopt any further anti-takeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt that a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of the shareholders of the Company.

    The Board of Directors recognizes that hostile takeover attempts do not always have unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms that may be less favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board of Directors to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

    In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions, and rights that would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

    It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board of Directors. Accordingly, if the Delaware Board of Directors so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately larger number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms that might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board of Directors. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

    If the reincorporation is approved it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Common Stock of the Delaware Company, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms that the Board of Directors deem to be in the best interests of the Delaware Company and its then existing shareholders.

LOANS TO OFFICERS, DIRECTORS, AND EMPLOYEES

    California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation.

    Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonable be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest. The Delaware Bylaws permit the making of such loans or guarantees by the Delaware Company.

CLASS VOTE FOR CERTAIN REORGANIZATIONS

    With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets, and similar transactions be approved by a majority of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation that adversely affects a specific class of shares.

    California law also requires that holders of a California corporation's common stock receive non-redeemable common stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock, unless all of the holders of its common stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters rights. Delaware law has no comparable provision.

INSPECTION OF SHAREHOLDER LISTS

    California law provides for an absolute right of inspection of the shareholder list for shareholders holding more than 5% or more of a corporation's Voting Stock or shareholders holding 1% or more of such shares who have filed a Schedule 14B with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

APPRAISAL RIGHTS

    Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

    Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the reincorporation proposal.

    Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation of any other corporation that are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

VOTING AND APPRAISAL RIGHTS IN CERTAIN TRANSACTIONS

    Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in circumstances described in the preceding section.

DIVIDENDS

    Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of; (i) retained earnings, or
(ii) an amount that would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so.

APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION

    Under California law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. Specifically, California law provides that so long as the foreign company does not qualify for one of the statutory exemptions, and if; (i) the average of certain property, payroll, and sales factors results in a finding that more than 50% of the foreign corporation's business is conducted in California, and in a particular fiscal year more than 50% of the foreign corporation's outstanding voting securities are held of record by persons having addresses in California, then the foreign corporation is subject to a number of key provisions of the California Corporations Code. A statutory exemption from the application of California law to the foreign corporation is provided for companies whose shares are traded as a national market security on NASDAQ and which shares are held by at least 800 shareholders as of the record date of its most recent annual meeting of shareholders.

    The Company's Common Stock is currently traded on The NASDAQ National Market, and as of June 12, 1997, the Company's outstanding shares were held by approximately 1,500 shareholders. On the effective date of the reincorporation, the shareholders of the Company will automatically become shareholders of the Delaware Company and the Delaware Company common stock will likely be traded without interruption on NASDAQ. Accordingly, upon reincorporation the Delaware Company should meet the statutory exemption. There can be no assurance, however, that the Delaware Company will be able to continue to meet the statutory exemption in the future.

    If the provisions of the California Corporations Code were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Among the more important provisions are those relating to standards of liability and indemnification of directors, cumulative voting, number and removal of directors, filling board vacancies, shareholder meetings and actions by unanimous consent of shareholders, loans to officers, directors and employees, approval of certain corporation transactions, dissenters' and appraisal rights, distributions, dividends and inspection of corporation records. See "Significant Changes Caused by Reincorporation" and the discussion immediately following it, above.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

    The reincorporation provided for in the Merger Agreement is intended to be a tax free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect the consequences of the reincorporation.

    The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

BOARD RECOMMENDATION AND VOTE REQUIRED

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and voting at the Annual Meeting (and the affirmative vote of the holders of a majority of the shares necessary for a quorum at the Annual Meeting) is required for approval of the reincorporation.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE REINCORPORATION OF THE COMPANY IN DELAWARE AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS.

                                   PROPOSAL 4
                     TO RATIFY THE SELECTION OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

    Upon recommendation of the Audit Committee, the Board of Directors of the Company has selected Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending March 31, 1998. A partner of Arthur Andersen LLP is expected to attend the Annual Meeting. He will have an opportunity to make a statement if he desires and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THIS PROPOSAL.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, management knows of no other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy to take such action as shall be in accordance with their judgment on such matters. The quorum requirement for convening the meeting is a majority of the outstanding shares of Common Stock.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table below sets forth information for services in all capacities paid or accrued for the fiscal years ended March 31, 1997 and 1996 and the period from inception (September 15, 1994) to March 31, 1995 by the Company to its Chief Executive Officer and the other executive officers whose total annual compensation exceeded $100,000 for such fiscal years and period (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                          FISCAL YEAR AND     ANNUAL COMPENSATION        SECURITIES      ALL OTHER
                                           PERIOD ENDED     ------------------------     UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                  MARCH 31       SALARY($)       BONUS($)      OPTIONS           ($)
----------------------------------------  ---------------   ---------       --------    ------------    ------------
Elliot Friedman.........................       1997         $ 170,663(1)    $ 50,000(2)    --             $ --
  Chairman of the Board of                     1996            89,333          --         712,708(3)        --
  Directors and Chief Executive                1995            22,500                      --               --
  Officer

Robert J. Burgess.......................       1997         $ 163,335(4)    $ 50,000(2)   712,708(5)      $ --
  President and Chief Operating                1996            87,687          --          --               --
  Officer                                      1995            --              --          --               --

Tasneem A. Khwaja, Ph.D.................       1997         $ 168,163(1)(6) $  --          --             $ --
  Chief Scientific Officer and                 1996            87,633(6)       --          --               --
  Secretary                                    1995            23,000(6)       --          --               --

------------------------

(1) Amount includes payments representing deferred salary pursuant to Employment Agreements between the Company and each of Mr. Friedman and Dr. Khwaja. As regards to Mr. Friedman and Dr. Khwaja, such deferred payments were $39,863 and $39,863, respectively, and which were paid upon consummation of the Company's initial public offering. See Employment and Personal Services Agreements.

(2) Amount represents payments made pursuant to a discretionary bonus.

(3) Pursuant to an Agreement between the Company, Dr. Khwaja, and Mr. Friedman dated as of May 8, 1996, these options were canceled in connection with the issuance of 712,708 shares of Common Stock to Mr. Friedman for services to be rendered.

(4) Represents amounts paid by the Company to Dimension Memory, Inc. ("Dimension") which provides the services of Robert J. Burgess as President and Chief Operating Officer pursuant to a personal services agreement between the Company and Dimension. In December 1996, the Company amended its agreement with Dimension. The amended agreement provided for the accelerated payment by the Company of all amounts due under the personal services agreement in exchange for Dimension agreeing to provide additional services to the Company. As a result, the Company paid Dimension $312,000. Of the $312,000 paid to Dimension, $35,000 relating to services provided by Dimension to the Company for the period January 1997 through March 1997 are included, and $277,000 paid for services to be provided from April 1997 through December 1998 are not included. Amount also includes $50,000 of deferred payments pursuant to such personal services agreement, which were paid upon consummation of the Company's initial public offering. See Employment and Personal Services Agreements.

(5) These options, which were granted to Dimension pursuant to a consulting agreement between the Company and Dimension, were canceled in connection with the issuance of 712,708 shares of Common Stock to Dimension for services to be rendered by Dimension pursuant to the Personal Service Agreement between the Company and Dimension.

(6) Does not include $70,000 annual salary paid by USC to Dr. Khwaja as a professor. Approximately $30,000 of such salary is paid indirectly through payment by the Company to USC of the amount required by the Research Agreement. See Certain Relationships.

EMPLOYMENT AND PERSONAL SERVICE AGREEMENTS

    The Company has entered into an employment agreement with Elliot P. Friedman, effective November 1, 1995, amended as of May 8, 1996, which expires on October 31, 1998, unless terminated earlier by the Company or Mr. Friedman. The agreement provides for the following (i) an annual base salary of $140,000; and provided further that until such time as the Company has raised $3,000,000 in a series of private placements and public offerings, salary payments will be paid at the rate of $7,500 per month ($90,000 annually) with the balance, up to a maximum of $50,000 deferred, (ii) an upward adjustment in the base salary on November 1 of each year based upon increases in the Consumer Price Index ("CPI"), and (iii) an automobile allowance of $500 per month. In August 1996, the Company had raised more than $3,000,000 in a series of private placements and public offerings and, accordingly, Mr. Friedman received $39,863 of deferred compensation. The agreement also provides that if Mr. Friedman's employment is terminated, the Company is obligated to pay Mr. Friedman the salary and benefits earned or accrued through the date of termination, and within 30 days after termination, a lump sum of the present value of the salary provided for by the agreement for the (i) 18 months immediately following termination, if termination is without cause or if the termination is by Mr. Friedman on the basis of a breach by the Company and (ii) the lesser of six months immediately following termination or the remainder of the term of the agreement if termination is due to death. In the event of disability or if the agreement is voluntarily terminated by Mr. Friedman, or terminated for cause by the Company, the Company is obligated to pay only salary and benefits earned or accrued through the date of termination. Effective March 1, 1997, Mr. Friedman's base compensation was increased to $182,000 per year and the automobile allowance was eliminated.

    The Company has entered into an employment agreement with Tasneem A. Khwaja, effective November 1, 1995, amended as of May 8, 1996, which expires on October 31, 1998, unless terminated earlier by the Company or Dr. Khwaja. The agreement provides for the following (i) an annual base salary of $140,000 provided that in the event Dr. Khwaja's salary of $70,000 received from USC in exchange for his services as a professor at USC is decreased or terminated by USC, the Company is obligated to increase Dr. Khwaja's compensation by an equivalent amount; and provided further that until such time as the Company has raised $3,000,000 in a series of private placements and public offerings, salary payments will be paid at the rate of $7,500 per month ($90,000 annually) with the balance, up to a maximum of $50,000 deferred; (ii) an upward adjustment in the base salary on November 1 of each year based upon increases in the CPI, and (iii) an automobile allowance of $500 per month. In August 1996, the Company had raised more than $3,000,000 in a series of private placements and public offerings and, accordingly, Dr. Khwaja received $39,863 of deferred compensation. The agreement also provides that if Dr. Khwaja's employment is terminated, the Company is obligated to pay Dr. Khwaja the salary and benefits earned or accrued through the date of termination and, within 30 days after termination, a lump sum of the present value of the salary provided for by the agreement for the (i) 18 months immediately following termination, if termination is without cause or if the termination is by Dr. Khwaja on the basis of a breach by the Company; and (ii) the lesser of six months immediately following termination or the remainder of the term of the agreement if termination is due to death. In the event of disability or if the agreement is voluntarily terminated by Dr. Khwaja or terminated for cause by the Company, the Company is obligated to pay only salary and benefits earned and accrued through the date of termination. Effective April 1, 1997, Dr. Khwaja's base salary was increased to $152,000 per year and the automobile allowance was eliminated.

    The Company has entered into a personal services agreement (the "Personal Services Agreement") with Dimension as of May 8, 1996, which expires on December 31, 1998. Pursuant to the Personal Services Agreement, Dimension is to provide the services of Robert Burgess as Executive Vice President and Chief Operating Officer of the Company, and he may not compete with the Company during the term of the agreement. Under the terms of the Personal Services Agreement, Dimension is to be paid $140,000 annually, such amount to be paid at the rate of $10,000 per month ($120,000 annually) with the balance deferred until the Company has raised an aggregate of $3,000,000 by means of a series of private placements and public offerings subsequent to November 30, 1995. At such time as the Company has raised an aggregate of $3,000,000 by such offerings, a maximum of $50,000 of deferred compensation under the Personal Services Agreement and any other superceded consulting agreements will be paid to Dimension. In August 1996, the Company had raised more than $3,000,000 in a series of private placements and public offerings and accordingly, Dimension received $50,000 of deferred compensation. Additionally the Company issued 712,708 shares of Common Stock to Dimension and in connection therewith canceled options held by Dimension to acquire 712,708 shares of Common Stock. In December, 1996, the Company amended its Personal Services Agreement with Dimension. The amended agreement provides for the immediate payment by the Company of all amounts due under the Personal Services Agreement in exchange for Dimension agreeing to provide additional services to the Company. As a result of this amended agreement, the Company paid Dimension $312,000. Effective April 15, 1997, Dimension agreed to provide the services of Mr. Burgess as the Company's President and Chief Operating Officer and the Company agreed to pay Dimension at the rate of $36,000 per year, effective March 1, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company's Board of Directors is presently composed of Howard R. Asher and Phillip G. Trad, who are not employees of the Company. Mr. Asher is the President, Chief Executive Officer, and a controlling shareholder of ABA. ABA is a clinical research organization that provides FDA strategic consulting and professional services and provides guidance to the Company in connection with various, clinical, scientific, and regulatory matters. ABA has offices in San Diego and San Francisco, California, and Washington DC. ABA's staff has extensive experience and advanced degrees in science, clinical medicine, law, and business. Many staff members are RAC and International Standards Organization ("ISO") certified. The Company paid approximately $880,000 for the year ended March 31, 1997, for services rendered by ABA. During the year ended March 31, 1997, the Company utilized the services of Mr. Phillip G. Trad, a member of the Company's Board of Directors, for various legal and business development matters. The Company paid approximately $40,000 to Mr. Trad for such services.

                      REPORT OF THE COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has responsibility for PharmaPrint's executive compensation policies and practices. The committee approves all elements of compensation for corporate officers and administers the Plan, under which stock awards are made to officers, other executives, consultants, and other key employees. The committee regularly reports on its activities to the Board of Directors. The committee is comprised of two outside directors who are not officers or employees of the Company and who are not eligible to participate in any of the plans or programs that the committee administers.

COMPENSATION PHILOSOPHY

    The Company's executive compensation programs are based on the belief that the interests of the executive should be directly aligned with those of the shareholders. The programs are strongly oriented towards a pay-at-risk philosophy that ties individual compensation to both the annual and long-term development goals of the Company. The committee has established the following principles to guide development of the Company's compensation programs and to provide a framework for compensation decisions:

    - provide a total compensation package that will attract the best talent to PharmaPrint, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term shareholder value;

    - establish incentives for senior management that are directly tied to both specific and overall development goals of the Company; and

    - implement long-term incentives to focus executives on managing from the perspective of an owner with an equity stake in the business, and align executive compensation with benefits realized by the Company's shareholders.

COMPENSATION PROGRAMS AND PRACTICES

    The committee determines salary ranges and incentive award opportunities for executive officers. Many of these officers are parties to employment agreements pursuant to which base compensation levels are fixed in amount. The committee has the discretion to increase such rate of compensation, but not to reduce the compensation paid.

SALARY AND INCENTIVES

    Salaries are established by the committee for those executives who are not parties to employment agreements based on an executive's scope of responsibilities, level of experience, individual performance, and contribution to the business. For the year ended March 31, 1997, executive officers of the Company were entitled to incentive bonuses based upon specific development goals of the Company. These incentive bonuses were developed by Elliot P. Friedman, the Company's Chief Executive Officer, and approved by the committee.

STOCK OPTIONS

    The committee believes that the interests of senior management must be closely aligned with those of the shareholders. Long-term incentives in the form of stock options provide a vehicle to reward executives only if there is an increase in shareholder value. Stock options are granted to officers, other executives, key consultants, and other selected employees whose contributions and skills are important to the long-term success of the Company. Stock options are also granted to newly hired executives and other employees as a method to attract the best talent to the Company. Options to purchase Common Stock of the Company are granted at fair market value on the date of grant with varying terms.

    During the year ended March 31, 1997, the Company only granted stock options to executives who were hired during the year. Several factors were considered in determining the size of such stock option grants to the executive officers. These factors included the expected individual accomplishments and achievements of certain executives and the experience levels of those executives hired during the year. No specific weight was given to any factor, nor was the number of options granted determined on any formula basis.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    Mr. Elliot P. Friedman was the Company's Chief Executive Officer throughout the year. During the fiscal year ended March 31, 1997, Mr. Friedman's total salary was $170,663, which included $39,863 of deferred salary payments. Effective March 1, 1997, Mr. Friedman's salary was increased to $182,000 per year.

    In determining the compensation levels for Mr. Friedman, the Compensation Committee considered the level of experience, dedication, and unique qualifications Mr. Friedman has brought to the Company. The Compensation Committee also analyzed the Company's goals for which Mr. Friedman had responsibility and the degree to which Mr. Friedman contributed to reaching such goals. Among the Company's accomplishments in the year ended March 31, 1997 were the successful completion of the Company's initial public offering, the hiring of key management personnel, the manufacturing of the initial clinical supplies, including the Company's T4GEN product for the commencement of overseas Phase I clinical trials, the commencement of such trials, and the negotiation with potential corporate partners. The Compensation Committee believes that Mr. Friedman's contribution to attaining these goals was crucial. Mr. Friedman's salary was increased by an amount that the Compensation Committee believes fairly represents his additional contributions to the Company's success. The salary adjustment brought Mr. Friedman's salary to a level that is approximately $60,000 below the average base salary and cash bonus received by the most highly compensated executives during the last fiscal year of each of nine peer group companies. Additionally, a performance bonus in the amount of $50,000 was granted to Mr. Friedman because of his contribution to the Company's entering into letters of intent with two companies for the potential joint development of pharmaceutical versions of natural medicines.

DISCUSSION OF CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A
  YEAR

    Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a federal income tax deduction in 1994 or subsequent years for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

    This report is submitted by the Compensation Committee:
        Howard R. Asher
        Phillip G. Trad

                             CERTAIN RELATIONSHIPS

    As of March 22, 1996, Mr. Friedman, JadiJo, Inc., a California corporation, Dr. Khwaja, Mr. Burgess, Dimension, and D-RAM Industries PTY, Ltd., an Australian company ("D-RAM"), entered into a shareholders agreement pursuant to which Dr. Khwaja contributed 1,336,978 shares of Common Stock to the Company as a capital contribution and the Company agreed to issue 624,270 shares of Common Stock to D-RAM, as nominee of Mr. Burgess, the Company's then Executive Vice President and Chief Operating Officer, and options to acquire 712,708 shares of Common Stock to Mr. Friedman, at an exercise price of $0.96 per share. Subsequently, pursuant to an agreement dated as of May 8, 1996 among the Company, Dr. Khwaja, and Mr. Friedman, the options granted to Mr. Friedman were canceled and he was issued 712,708 shares of Common Stock. Mr. Friedman has agreed that the shares issued to him will be canceled on August 20, 2001, unless prior to that date (i) the Company has received approval of the FDA for the public sale of any pharmaceutical product; (ii) the Company has reported pretax earnings per share of $.50, exclusive of nonrecurring items for two consecutive years; (iii) the Company has consummated a merger, tender offer, or sale of all or substantially all of the shares of Common Stock (in excess of 90%) or sale of all of the assets of the Company or ; (iv) the shares of Common Stock covered by the lock up agreements entered into by each of Mr. Friedman and Dr. Khwaja with M.H. Meyerson & Co., Inc. connection with the Company's initial public offering restricting the resale of shares of Common Stock until August 14, 2001 have not been released.

    In December, 1996, the Company amended its Personal Services Agreement with Dimension. The amended agreement provides for the immediate payment by the Company of all amounts due under the Personal Services Agreement in exchange for Dimension agreeing to provide additional services to the Company. As a result of this amended agreement, the Company paid Dimension $312,000. Effective April 15, 1997, Dimension agreed to provide the services of Mr. Burgess as the Company's President and Chief Operating Officer and the Company agreed to pay Dimension at the rate of $36,000 per year, effective March 1, 1997.

    ABA is a clinical research organization that provides FDA strategic consulting and professional services and provides guidance to the Company in connection with various clinical, scientific, and regulatory matters. ABA has offices in San Diego and San Francisco, California, and Washington DC. ABA's staff has extensive experience and advanced degrees in science, clinical medicine, law, and business. Many staff members are RAC and ISO certified. Mr. Howard R. Asher, a member of the Company's Board of Directors, is the President, Chief Executive Officer, and a controlling shareholder of ABA. The Company paid approximately $880,000 for the year ended March 31, 1997, for services rendered by ABA.

    Effective March 1, 1995, the Company and USC entered into a Research Agreement for the purpose of developing new pharmaceuticals from natural medicines. The Research Agreement expires on February 29, 2000. The Company paid USC approximately $116,000 for the year ended March 31, 1997, under the terms of the Research Agreement. The amount of payments made to USC were determined, in part, based upon USC's cost of operating Dr. Khwaja's research facilities, which includes a portion of the annual salary of $70,000 paid by USC to Dr. Khwaja. Due to the completion of work performed on the Company's initial pharmaceutical and the underlying science relating to the Pharmaprint-TM- process, effective March 31, 1997, the Company canceled the Research Agreement.

    There are no family relationships among the executive officers or directors of the Company.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of May 31, 1997, with respect to beneficial ownership of shares of Company Common Stock by any person who is known by the Company to be the beneficial owner of more than 5% of Company Common Stock, by directors individually, and by directors and executive officers of the Company as a group. The information presented is based upon information furnished to the Company by such beneficial owners.

                                                                    PHARMAPRINT COMMON STOCK
                                                              ------------------------------------
                                                               AMOUNT AND NATURE OF     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIAL OWNERSHIP(2)     CLASS
------------------------------------------------------------  -----------------------   ----------
Tasneem A. Khwaja, Ph.D.....................................         2,803,867(3)          25.5%
Elliot P. Friedman..........................................         1,945,248(4)          17.7%
Robert J. Burgess...........................................         1,961,248(5)          17.8%
JadiJo, Inc.(6).............................................           115,270(7)           1.0%
D-RAM Industries Pty Ltd.(8)................................           624,270(7)           5.7%
Dimension Memory, Inc.(9)...................................           712,708(7)           6.5%
Phillip G. Trad.............................................            98,438(10)            *
John H. Abeles, M.D.(11)....................................            32,814(12)            *
Lyle Anderson(13)...........................................            10,000(14)            *
Howard R. Asher(15).........................................            32,814(12)            *
Nathan F. Troum, M.D.(16)...................................            10,000(14)            *
All directors and executive officers as a group (10
  people)...................................................         6,998,180(17)         62.0%

The Company had 137 holders of record of its Common Stock as of July 3, 1997.
------------------------------
 *  Less than one percent (1%).

 (1) The address of each person listed in this table, except as otherwise noted, is c/o PharmaPrint Inc., 4 Park Plaza, Suite 1900, Irvine, California 92614.

 (2) PharmaPrint Common Stock consists of 11,000,000 shares issued and outstanding as of May 31, 1997. Includes the beneficial ownership of shares that the person has a right to acquire within sixty (60) days of May 31, 1997.

 (3) Includes 208,090 shares of Common Stock that Dr. Khwaja has agreed to transfer to John Kirch, a former consultant of the Company, for matters unrelated to the Company. 104,045 and 104,045 of such shares will be transferred to Mr. Kirch on August 14, 1997 and 1998, respectively. Also includes call options (obligations to sell) granted by Dr. Khwaja in the amount of 200,000, 200,000, and 30,000 to Elliot P. Friedman, Robert J. Burgess, and Dr. Khwaja's son, respectively.

 (4) Does not include 200,000 call options (options to purchase) granted to Mr. Friedman by Dr. Khwaja.

 (5) Consists of 509,000, 115,270, 624,270, and 712,708 shares of Common Stock owned of record by Mr. Burgess, JadiJo, Inc., D-RAM Industries Pty Ltd., and Dimension, respectively, also shown separately in this table. Does not include 200,000 call options (options to purchase) granted to Mr. Burgess by Dr. Khwaja.

 (6) The address of JadiJo, Inc. is 32, EDIF, J.J. Vallarino, 1st Floor, Office 3, Panama City, Panama.

 (7) These shares are also included in the shares shown as beneficially owned by Robert J. Burgess. These entities are controlled by various of the children and/or sons-in-law of Mr. Burgess: James R. Burgess, Dione Neilson, Jodi Perkins, Jon Neilson, and Brett Perkins

 (8) The address of D-RAM Industries Pty Ltd. Is 98 Edinborough Street, Benowa Waters, Gold Coast, 4217, Queensland, Australia.

 (9) The address of Dimension Memory, Inc. is 17 Baycove Lane, Newport Beach, California 92661.

(10) Consists solely of options to purchase 98,438 shares of Common Stock.

(11) The address of Dr. Abeles is c/o MedVest, Inc., 2365 N.W. 41st Street, Boca Raton, Florida 33431.

(12) Consists solely of options to purchase 32,814 shares of Common Stock.

(13) The address of Mr. Anderson is 900 Appolo, Suite 4, Houston, Texas 77058.

(14) Consists solely of options to purchase 10,000 shares of Common Stock.

(15) The address of Mr. Asher is c/o Advanced BioResearch Associates, One American Plaza, 600 West Broadway, Suite 900, San Diego, California 92101.

(16) The address of Dr. Troum is 3878 43rd Street, San Diego, California 92105.

(17) Includes beneficial ownership of Company Common Stock as follows: Tasneem
    A. Khwaja, Ph. D.--2,803,867 shares; Elliot P. Friedman--1,945,248 shares; and Robert J. Burgess--1,961,248 shares. Also includes options held by directors and executive officers of the Company to purchase the following number of shares of Common Stock: John H. Abeles, M.D.--32,814 shares; Lyle Anderson--10,000 shares; Howard Asher--32,814 shares; Phillip G. Trad--98,438 shares; Nathan F. Troum--10,000 shares; Costas C. Loullis--70,001 shares; and James R. Wodach--33,750 shares.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to Executive Officers of the Company:

NAME                                                            POSITION                                      AGE
-------------------------------  -----------------------------------------------------------------------      ---
Elliot P. Friedman(1)            Chairman of the Board of Directors and Chief Executive Officer                   43

Robert J. Burgess                President and Chief Operating Officer                                            49

Tasneem A. Khwaja                Chief Scientific Officer and Secretary                                           61

Costas C. Loullis                Group Senior Vice President of Research and Development                          47

James R. Wodach                  Senior Vice President and Chief Financial Officer                                35

------------------------

(1) Member of the Audit Committee and Executive Committee.

    Mr. Friedman has been the Chairman of the Board of Directors and Chief Executive Officer since April 1997, and was the President and Chief Executive Officer of the Company from October 1995 to April 1997. He was also the Chief Financial Officer of the Company from November 1994 to December 1996. He has been a director since November 1994. From July 1990 to July 1994, Mr. Friedman was co-founder and Chief Executive Officer of BioTek Solutions, a provider of systems used by pathologists to conduct diagnosis of cancer through the use of monoclonal antibodies and DNA probes.

    Mr. Burgess has been President and Chief Operating Officer of the Company since April 1997 and was Executive Vice President and Chief Operating Officer of the Company from May 1996 to April 1997, pursuant to a personal services contract between Dimension and the Company. From April 1995 to April 1996, Mr. Burgess provided consulting services to the Company pursuant to consulting agreements between the Company, Dimension, and Mr. Burgess, respectively. From April 1994 to April 1995, he served as Chief Operating Officer of Dimension Memory, a company that trades in computer microchips. From February 1993 to April 1994, Mr. Burgess served as Chief Executive Officer of J. Micro Trading, an Australian company that trades in computer microchips. From January 1991 to January 1993, he was Chief Operating Officer of Integrated Memory Systems, which manufactured computer memory modules.

    Dr. Khwaja has been the Secretary of the Company since September 1994 and Chief Scientific Officer since October 1995. From September 1994 to April 1997 Dr. Khwaja served as Chairman of the Board of Directors and from November 1994 to October 1995 Dr. Khwaja served as President and Chief Executive Officer of the Company. Dr. Khwaja has been a Professor of Pathology at the USC School of Medicine for the past 24 years.

    Dr. Loullis has been Group Senior Vice President of Research and Development since April 1997 and from October 1996 to April 1997 was Senior Vice President of Research and Development. From November 1992 to October 1996, Dr. Loullis was Vice President of Development of Houghten Pharmaceuticals. From August 1991 to November 1992, he was a Section Manager in the Central Research Laboratories of Rhone-Poulenc Rorer.

    Mr. Wodach has been Senior Vice President and Chief Financial Officer since December 1996. From April 1996 to December 1996, Mr. Wodach was Director of Finance for Paragon Biomedical, Inc. From October 1995 to April 1996, he was an independent consultant. From April 1994 to October 1995, Mr. Wodach was Senior Vice President Finance, from April 1993 to April 1994 Senior Vice President and Chief Financial Officer, from July 1992 to April 1993 Vice President Finance, and from November 1989 to July 1992 Controller for Regency Health Services, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company and persons who hold more than 10% of a registered class of the Company's equity securities ("Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Reporting Persons are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended March 31, 1997, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with except that Messrs. Burgess and Friedman filed late one report covering one transaction, and Dr. Khwaja filed late two reports covering two transactions.

                              GENERAL INFORMATION

REVOCABILITY OF PROXIES

    Any proxy solicited hereby by the person giving it at any time before it has been exercised at the Annual Meeting by giving notice of revocation to the Secretary of the Company in writing, submitting a later-dated proxy, or by voting the shares in person at the 1997 Annual Meeting. Holders whose shares are in street name should consult with their brokers concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy will be voted as directed by the holder on the proxy card. If no choice is specified, proxies will be voted FOR (i) election of the named directors to the Board of Directors, and (ii) all such other proposals listed in this Proxy Statement.

SOLICITATION COSTS

    The Company will pay the cost of preparing and mailing this proxy statement and other costs of the proxy solicitation made by the Company's Board of Directors. Certain of the Company's officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors' recommendations, but no additional reimbursement will be paid by the Company for the solicitation of those proxies. Such solicitation may by made by personal interview, telephone, and telegram. Arrangements have also been made with brokerage firms and others for the forwarding of proxy solicitation materials to the beneficial owners of Common Stock, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in connection therewith.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 1998 ANNUAL MEETING

    The Company's 1998 Annual Meeting is anticipated to occur on or about August 19, 1998. A shareholder desiring to submit a proposal for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting must deliver the proposal so that it is received by the Company no later than March 14, 1998. The Company requests that all such proposals be addressed to Corporate Secretary, PharmaPrint Inc., 4 Park Plaza, Irvine, California 92614, and mailed certified mail, return receipt requested.

                                          By order of the Board of Directors
                                          Tasneem A. Khwaja, Ph.D.
                                          SECRETARY

Irvine, California
July 11, 1997

    THE COMPANY HAS MAILED A COPY OF ITS 1997 ANNUAL REPORT TO EACH SHAREHOLDER ENTITLED TO VOTE AT THE ANNUAL MEETING. INCLUDED IN THE 1997 ANNUAL REPORT ARE THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEAR ENDED MARCH 31, 1997. THE COMPANY'S 1997 ANNUAL REPORT DOES NOT FORM ANY PART OF THE MATERIAL FOR SOLICITATION OF PROXIES.

                                   EXHIBIT A


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                                PHARMAPRINT INC.
                           (A CALIFORNIA CORPORATION)
                                      INTO
                                PHARMAPRINT INC.
                            (A DELAWARE CORPORATION)



     PHARMAPRINT INC., a corporation organized and existing under the laws of the State of California ("Parent"),

     DOES HEREBY CERTIFY:

     FIRST:    That Parent was incorporated on the 15th day of September, 1994, pursuant to the General Corporation Law of the State of California, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

     SECOND:   That Parent owns all of the outstanding shares of the stock of
PharmaPrint Inc., a corporation incorporated on the ___ day of _________, 1997 pursuant to the Delaware General Corporation Law of the State of Delaware ("Delaware Sub").

     THIRD:    That the directors of Parent, by the following resolutions of its
Board of Directors, duly adopted at a meeting held on the ____ day of _______, 1997, determined to merge Parent into Delaware Sub:

          RESOLVED, that Parent merge, and it hereby does merge itself into Delaware Sub which assumes all of the obligations of Parent;

          FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of the State of Delaware; and

          FURTHER RESOLVED, that the proper officers of Parent be and each of them is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Parent into Merger Sub and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger.

     FOURTH:   That the proposed merger has been adopted, approved, certified, executed and acknowledged by Parent in accordance with the laws of the State of California, under which Parent was organized.


     IN WITNESS WHEREOF, Parent has caused this Certificate to be signed by _______________________, its ________________, this _____ day of __________,
1997.


                                        PHARMAPRINT INC.


                                    By:
                                        ---------------------------
                                        Name:
                                        Title:

                                   EXHIBIT B


                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of ________, 1997, is between PharmaPrint Inc., a Delaware corporation ("PharmaPrint Delaware"), and PharmaPrint Inc., a California corporation ("PharmaPrint California"). PharmaPrint Delaware and PharmaPrint California are sometimes collectively referred to herein as the "Constituent Corporations."


                                    RECITALS

     A. PharmaPrint Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of 25,000,000 shares. The number of shares of preferred stock authorized to be issued by PharmaPrint Delaware is 1,000,000, par value $.001 per share ("PharmaPrint Delaware Preferred Stock"). No shares of PharmaPrint Delaware Preferred Stock were outstanding as of the date hereof and prior to giving effect to the transactions contemplated hereby. The number of shares of common stock authorized to be issued by PharmaPrint Delaware is 24,000,000, par value $.001 per share ("PharmaPrint Delaware Common Stock"). As of the date hereof, and before giving effect to the transactions contemplated hereby, all shares of PharmaPrint Delaware Common Stock issued and outstanding were owned by PharmaPrint California.

     B. PharmaPrint California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of 25,000,000 shares. The number of shares of preferred stock authorized to be issued by PharmaPrint California is 1,000,000, without par value ("PharmaPrint California Preferred Stock"), none of which are currently outstanding. The number of shares of common stock authorized to be issued by PharmaPrint California is 24,000,000, without par value ("PharmaPrint California Common Stock"), approximately 11,000,000 shares of which are outstanding.

     C. The Board of Directors of PharmaPrint California has determined that for the purpose of effecting the reincorporation of PharmaPrint California in the State of Delaware it is advisable and in the best interests of PharmaPrint California that PharmaPrint California merge with and into PharmaPrint Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of PharmaPrint Delaware and PharmaPrint California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholder and shareholders and executed by the undersigned officers.

     E. PharmaPrint Delaware is a wholly-owned subsidiary of PharmaPrint California.

I.   MERGER

     I.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the "DGCL") and the General Corporation Law of California (the "GCLC"), PharmaPrint California shall be merged with and into PharmaPrint Delaware (the "Merger"), the separate existence of PharmaPrint California shall cease and PharmaPrint Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be PharmaPrint Inc.

     I.2 FILING AND EFFECTIVENESS. The Merger shall not become effective until the following actions shall be completed:

          (1) This Agreement and the Merger shall have been adopted and approved by the shareholders of PharmaPrint California and the sole stockholder of PharmaPrint Delaware in accordance with the requirements of the DGCL and the GCLC;

          (2) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

          (3) An executed Certificate of Ownership and Merger meeting the requirements of the DGCL shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California.

     The date and time when the Merger shall become effective as aforesaid is herein called the "Effective Date of the Merger."

     I.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of PharmaPrint California shall cease and PharmaPrint Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and PharmaPrint California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of PharmaPrint California in the manner more fully set forth in Section 259 of the DGCL, (iv) shall continue to be subject to all of the debts, liabilities and obligations of PharmaPrint Delaware as constituted immediately prior to the Effective Date of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of PharmaPrint California in the same manner as of PharmaPrint Delaware had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the GCLC.


II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     II.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of PharmaPrint Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     II.2 BYLAWS. The Bylaws of PharmaPrint Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     II.3 DIRECTORS AND OFFICERS. The directors and officers of PharmaPrint Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.


III. MANNER OF CONVERSION OF STOCK

     III.1 PHARMAPRINT CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of PharmaPrint California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one fully paid and nonassessable share of PharmaPrint Delaware Common Stock.

     III.2 PHARMAPRINT CALIFORNIA OPTIONS, WARRANTS AND STOCK PURCHASE RIGHTS. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including the 1995 Stock Option
Plan) and all other employee benefit plans of PharmaPrint California. Each outstanding and unexercised option, warrant or other right to purchase PharmaPrint California Common Stock shall become an option, warrant or right to purchase PharmaPrint Delaware Common Stock on the basis of one share of PharmaPrint Delaware Common Stock for each share of PharmaPrint California Common Stock issuable pursuant to any such option, warrant or stock purchase right on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such PharmaPrint California option, warrant or stock purchase right at the Effective Date of the Merger. There are no options, warrants or purchase rights for PharmaPrint California Preferred Stock.

               A number of shares of PharmaPrint Delaware Common Stock shall be reserved for issuance upon the exercise of the assumed options, warrants and stock purchase rights equal to the number of shares of PharmaPrint California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     III.3 PHARMAPRINT DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of PharmaPrint Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by PharmaPrint Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     III.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each outstanding certificate theretofore representing shares of PharmaPrint California Common Stock shall be deemed for all purposes to represent the number of shares of PharmaPrint Delaware Common Stock into which such shares of PharmaPrint California Common Stock were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Company's transfer agent (the "Transfer Agent") of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or the Transfer Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of PharmaPrint Delaware Common Stock represented by such outstanding certificate as provided above.

          Each certificate representing PharmaPrint Delaware Common Stock of the Surviving Corporation so issued following any such transfer shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of PharmaPrint California Common Stock so transferred, unless otherwise determined by the Board of Directors of the Surviving Corporation, in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

          If any certificate for shares of PharmaPrint Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered for transfer is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Transfer Agent any transfer or other taxes payable be reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of PharmaPrint Delaware that such tax has been paid or is not payable.


IV.  GENERAL

     IV.1 COVENANTS OF PHARMAPRINT DELAWARE. PharmaPrint Delaware covenants and agrees that it will, on or before the Effective Date of the
Merger:

               (1) Qualify to do business as a foreign corporation in the State of California.

               (2) File any and all documents with the California Franchise Tax Board necessary for the assumption by PharmaPrint Delaware of all of the franchise tax liabilities of PharmaPrint California.

               (3)  Take such other actions as may be required by the GCLC.

     IV.2 FURTHER ASSURANCES. From time to time, as and when required by PharmaPrint Delaware or by its successors or assigns, there shall be executed and delivered on behalf of PharmaPrint California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by PharmaPrint Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of PharmaPrint California and otherwise to carry out the purposes of this Agreement, and the officers and directors of PharmaPrint Delaware are fully authorized in the name and on behalf of PharmaPrint California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     IV.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of PharmaPrint California or PharmaPrint Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of PharmaPrint California.

     IV.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders or shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement, if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     IV.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801 and the registered agent of the Surviving Corporation at such address is The Corporation Trust Company.

     IV.6 AGREEMENT. Executive copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 4 Park Plaza, Suite 1900, Irvine, California 92614, and copies thereof will be furnished to any stockholder or shareholder of either

Constituent Corporation, upon request and without cost.

     IV.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of Delaware.

     IV.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Boards of Directors of PharmaPrint Inc., a Delaware corporation, and PharmaPrint Inc, a California corporation, is hereby executed on behalf of each by their respective officers thereunto duly authorized.

                              PHARMAPRINT INC., a Delaware corporation



                              By:
                                   ------------------------------
                                   Name:
                                   Title:



                              PHARMAPRINT INC., a California corporation



                              By:
                                   ------------------------------
                                   Name:
                                   Title:

                                   EXHIBIT C


                          CERTIFICATE OF INCORPORATION

                                       OF

                                PHARMAPRINT INC.



1.   The name of the corporation is:

               PHARMAPRINT INC.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, located in the County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

3.   The nature of the business or purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended (the "DGCL").

4. The authorized capital stock of the Corporation shall consist of 25,000,000 shares of which 1,000,000 shall be Preferred Stock, par value $.001 per share, and 24,000,000 shall be Common Stock, par value $.001 per share, and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth hereinafter:

     (a) The Preferred Stock may be issued in one or more series, each of which shall be distinctively designated, shall rank equally and shall be identical in all respects except as otherwise provided in subsection
          (b) of this Section 4.

     (b) Authority is hereby vested in the Board of Directors to issue from time to time the Preferred Stock of any series and to state in the resolution or resolutions providing for the issuance of shares of any series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the law of the State of Delaware in respect of the matters set forth in the following clauses (i) to
          (viii) inclusive:

          (i) the number of shares to constitute such series, and the distinctive designations thereof;

          (ii)    the voting powers, full or limited, if any, of such series;

          (iii) the rate of dividends payable on shares of such series, the conditions on which and the times when such dividends are payable, the preference to, or the relation to, the payment of the dividends payable on any other class, classes or series of stock, whether cumulative or non-cumulative and, if cumulative, the date from which dividends on shares of such series shall be cumulative;

          (iv) the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable;

          (v) the requirement of any sinking fund or funds to be applied to the purchase or redemption of shares of such series and, if so, the amount of such fund or funds and the manner of application;

          (vi) the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

          (vii) the rights, if any, of the holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange; and

          (viii) any other preferences and relative, participating, optional or other special rights of shares of such series, and qualifications, limitations or restrictions including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

     (c) The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the votes of all classes of voting securities of the Corporation without a class vote of the Preferred Stock, or any series thereof, except as otherwise provided in the resolution or resolutions fixing the voting rights of any series of the Preferred Stock.

5.   The Corporation is to have perpetual existence.

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

     Elections of Directors need not be written ballot unless the Bylaws of the Corporation shall so provide.

7. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

8. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the DGCL is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Director of the Corporation for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

          To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested Directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

          Any repeal or modification of any of the provisions of this Section 8 shall be prospective and shall not adversely affect any right or protection of a Director, officer, agent or other person existing at the time of, or increase the liability of any Director of the Corporation with respect to any acts or omissions of such Director occurring prior to, such repeal or modification.

9. No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.

10. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     I, THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this ____ day of ________, 1997.



                                        ----------------------------------------
                                                            , Sole Incorporator

                                    EXHIBIT D


                                    BYLAWS OF

                                PHARMAPRINT INC.



                               ARTICLE I - OFFICES


     SECTION 1-1. REGISTERED OFFICE AND REGISTERED AGENT. PharmaPrint Inc. (the "Corporation") shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

     SECTION 1-2. OTHER OFFICES. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.


                       ARTICLE II - STOCKHOLDERS' MEETINGS

     SECTION 2-1. PLACE OF STOCKHOLDERS' MEETINGS. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the corporation in the State of Delaware.

     SECTION 2-2.   ANNUAL MEETING.

             (a) DATE AND TIME. A Meeting of the stockholders of the Corporation shall be held in each calendar year, on such date and time as is designated by the Board of Directors.

             (b) BUSINESS OF MEETING. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the date specified in the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders, which date shall be not less than one hundred twenty (120) calendar days in advance of the date of such proxy statement; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in his capacity as a proponent to a stockholder proposal. In addition to the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act to the extent such regulations require notice that is different from the notice required above. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b) of this Section 2-2. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

          (c) BOARD OF DIRECTOR NOMINATIONS. Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 2-2. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serve as a director if elected) and (ii) as to such stockholder giving notice, the information required to be provided pursuant to subitems (ii), (iii) and (v) of the fifth (5th) sentence of paragraph (b) of this Section 2-2. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures described by these bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

     SECTION 2-3. SPECIAL MEETINGS. Except as otherwise specifically provided by law, special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President and shall be held at such place, on such date and at such time as the Board of Directors, the Chairman, the Chief Executive Officer or the President shall fix pursuant to the notice. Business transacted at any special meeting shall be limited to the purposes stated in the notice.

          If a special meeting is called by an person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman, the Chief Executive Officer, the President or the Secretary. The officer receiving the request shall promptly cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2-4 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not fewer than thirty-five (35) days or more than one hundred twenty (120) days after the receipt of the request. If such notice is not given within twenty
(20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

     SECTION 2-4. NOTICE OF MEETINGS AND ADJOURNED MEETINGS. Written notice stating the place, date and hour of any meeting shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.
Such notice may be given by or at the direction of the person or persons authorized to call the meeting.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be give to each stockholder of record entitled to vote at the meeting.

     SECTION 2-5. QUORUM. At all meetings of stockholders, the presence in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called.

     SECTION 2-6. VOTING LIST; PROXIES. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

     Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

     SECTION 2-7. INFORMAL ACTION BY STOCKHOLDERS. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or be certified or registered mail, return receipt requested.

     Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, as required by law.

     SECTION 2-8. INSPECTORS OF ELECTION. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares of their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b)  Receive votes, ballots or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)  Count and tabulate all votes or consents;

          (e)  Determine when the polls shall close;

          (f)  Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.


                        ARTICLE III - BOARD OF DIRECTORS

     SECTION 3-1. NUMBER. The business and affairs of the Corporation shall be managed by a Board of Directors that shall consist of a minimum of five members and a maximum of nine members, as may be fixed from time to time by the vote of a majority of the Board of Directors. The initial number of directors shall be seven.

          Whenever the authorized number of directors is increased between the annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of the term and until their successors are elected. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by the decrease.

     SECTION 3-2. PLACE OF MEETING. Meetings of the Board of Directors may be held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

     SECTION 3-3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

     SECTION 3-4. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the Chief Executive Officer, the President, the Secretary or any two Directors.

     SECTION 3-5.   NOTICES OF MEETINGS OF BOARD OF DIRECTORS.

               (a) REGULAR MEETINGS. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time or place for holding such meetings as fixed in accordance with Section 3-3 of these bylaws, in which event two (2) days notice shall be given of the time and place of such meeting.

                    (b) SPECIAL MEETINGS. At least one (1) business day's notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

     SECTION 3-6. QUORUM. A majority of the total number of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting from time to time and place to place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

     SECTION 3-7. INFORMAL ACTION BY THE BOARD OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 3-8.   POWERS.

                    (a) GENERAL POWERS. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these bylaws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these bylaws or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

                    (b) SPECIFIC POWERS. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Certificate of Incorporation and bylaws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                         (i)  To declare dividends from time to time in
accordance with law.

                         (ii) To confer upon any officer or officers of the
Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                         (iii)     To appoint any person, firm or corporation
to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                    (iv) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

                    (v) To adopt, from time to time, such stock option, stock purchase, bonus or other compensation plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine.

                    (vi) To adopt, from time to time, such insurance, retirement, and other benefit plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine.

                    (vii) By resolution passed by a majority of the whole Board of Directors, to designate one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, owners and authority as the Board of Directors shall determine. All committees of the Board of Directors shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.

                    (viii) To fix the place, time and purpose of meetings of stockholders.

                    (ix) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

                    (x) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

                    (xi) To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it think fit.

                    (xii) To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

     SECTION 3-9. COMPENSATION OF DIRECTORS. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors. This Section 3-9 shall not be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such service.

     SECTION 3-10. REMOVAL OF DIRECTORS BY STOCKHOLDERS. The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. In case the Board of Directors or any one
(1) or more Directors be so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.

     SECTION 3-11. RESIGNATIONS. Any Director may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

     SECTION 3-12. VACANCIES. Vacancies and new created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires, and until such directors successor shall have been duly elected and qualified.

     SECTION 3-13. PARTICIPATION BY CONFERENCE TELEPHONE. Directors may participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.


                              ARTICLE IV - OFFICERS

     SECTION 4-1. ELECTION AND OFFICE. The Corporation shall have a President, Secretary, Treasurer and Chief Financial Officer, all of whom shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a

Chairman and a Vice Chairman of the Board of Directors, one (1) or more Vice Presidents, and one (1) or more assistant or honorary officers. Any number of offices may be held by the same person.

     SECTION 4-2. TERM. The term of office of any officer shall be as specified by the Board of Directors.

     SECTION 4-3. POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD OF DIRECTORS. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

     SECTION 4-4. POWERS AND DUTIES OF THE PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and shall have the usual duties of a Chief Executive Officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Delaware, these bylaws, and the actions of the Board of Directors, he may appoint, suspend and discharge employees and agents, shall preside at all meetings of the stockholders at which he shall be present, and, unless there is a Chairman of the Board of Directors, shall provide at all meetings of the Board of Directors at which he is present and, unless otherwise specified by the Board of Directors, shall be a member of all Board of Director committees. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

     SECTION 4-5. POWERS AND DUTIES OF THE SECRETARY. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

     SECTION 4-6. POWERS AND DUTIES OF THE TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities or the Corporation which may come into his hands. When necessary or proper, unless otherwise ordered by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation In such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall enter regularly, in books of the Corporation to be kept by him for that purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall at all reasonable times exhibit his books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

     SECTION 4-7. POWERS AND DUTIES OF VICE PRESIDENTS AND ASSISTANT OFFICERS. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his absence, or upon his disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. Except as otherwise set forth herein, the President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

     SECTION 4-8. DELEGATION OF OFFICE. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

     SECTION 4-9. VACANCIES. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

     SECTION 4-10. RESIGNATIONS. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall lot be required to make it effective.

     SECTION 4-11. REMOVAL. Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.


                            ARTICLE V - CAPITAL STOCK

     SECTION 5-1. STOCK CERTIFICATES. Shares of the Corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     SECTION 5-2.   DETERMINATION OF STOCKHOLDERS OF RECORD.

                    (a) The Board of Directors may fix a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                    (b) The Board of Directors may fix a record date to determine the stockholders entitled to consent to corporate action in writing without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
If no record date has
been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                    (c) The Board of Directors may fix a record date to determine the stockholders entitled to receive payment of any dividend or other dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights with respect of any exchange, conversion or exchange of stock, or for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 5-3. TRANSFER OF SHARES. Transfer of shares shall be made only upon the transfer books of the Corporation kept at an office of the Corporation, or by transfer agents designated to transfer shares of stock of the Corporation. Except where a certificate is issued in accordance with Section 5-4 of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation duly endorsed and otherwise in proper form for transfer before a new certificate is issued therefor. No transfer of shares shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

     SECTION 5-4. LOST, STOLEN OR DESTROYED SHARE CERTIFICATES. The Corporation may issue a new certificate of stock or uncertified shares in place of any certificate therefor issued by it, alleged to heave been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

                              ARTICLE VI - NOTICES

     SECTION 6-1. CONTENTS OF NOTICE. Whenever any notice of a meeting is required to be given pursuant to these bylaws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

     SECTION 6-2. METHOD OF NOTICE. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail or by telegraph, charges prepaid, to his address as it appears on the records of the Corporation, or supplied by him to the Corporation for the purpose of notice. Notices of special meetings of stockholders shall conform to
Section 2-4 and notices of special meetings or the Board of Directors shall conform to Section 3-5. If notice is sent by mail or telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with the telegraph office for transmission. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States mail addressed to such stockholder care of General Delivery in the city in which the principal office of the Corporation is located shall be sufficient.

     SECTION 6-3. WAIVER OF NOTICE. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or bylaws of the Corporation, written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.


            ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND OFFICERS
                                AND OTHER PERSONS

     SECTION 7-1.   PERSONS WHO QUALIFY AS AN INDEMNITEE.

                    (a) Any individual who is a duly elected or appointed member of the Board of Directors, a corporate officer, or such employee or agent as approved by the Board of Directors, shall be deemed a person who qualifies for indemnification under this Article VII so long as said individual was acting within the course and scope of his capacity as a director, officer, approved employee and/or agent in accordance with the
Certificate of Incorporation and these bylaws.   Any such qualified person, an
"Indemnitee."

                    (b) Any previous member of the Board of Directors, corporate officer or employee or agent as approved by the Board of Directors, who are no longer serving in said capacities on behalf of the Corporation at the time any qualified condition as hereinafter stated in this Article VII arises, shall be entitled to indemnification under this resolution as though said individual was still acting in his former capacity on behalf of the Corporation.

                    (c) Previous members of the Board of Directors, corporate officers and employees or agents approved by the Board of Directors, shall qualify as Indemnitees under this Article VII upon approval by a resolution of the Board of Directors and upon verification that said individual terminated or resigned his position with the Corporation in good standing.

     SECTION 7-2.   INITIAL INDEMNITY.

                    (a) The Corporation shall indemnify an Indemnitee when he is a party or is threatened to be made a party to any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or had agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against any and all costs, charges and expenses, including without limitation attorneys' and other fees and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection therewith and any appeal therefrom if such Indemnitee acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, creative a presumption that such Indemnitee did not satisfy the foregoing standard of conduct to the extent applicable thereto.

                    (b) The Corporation shall indemnify an Indemnitee when he is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or had agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or had agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against costs, charges and expenses (including attorneys' and others' fees and expenses) actually and reasonably incurred by him in connection with the defense or settlement thereof or any appeal therefrom if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Indemnitee shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

                    (c) Any indemnification under paragraphs (a) or (b) of this Section 7-2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination, in accordance with Section 7-4 of this Article VII or any applicable provision of any other agreement, any resolution or otherwise, that an Indemnitee is entitled to indemnification. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or, (ii) if such a quorum or disinterested directors is not available or so directs, by independent legal counsel (designated in the manner provided below in this subsection (c)), in a written opinion, or (iii) by a majority vote of the stockholders. Independent legal counsel shall not be any person or firm who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or an Indemnitee in an action to determine such Indemnitee's rights under this Article VII. The Corporation shall pay the reasonable fees and expenses of such independent legal counsel and indemnify fully such counsel against any and all expenses (including reasonable attorneys' fees), claims, liabilities and damages arising out of or relating to the engagement of such counsel pursuant to this paragraph (c).

                    (d) To the extent that an Indemnitee has been successful on the merits or otherwise, including without limitation the dismissal of an action without prejudice, in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, he shall be indemnified against costs, charges and expenses (including attorneys' and others' fees and expenses) actually and reasonably incurred by him in connection therewith.

                    (e) For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on the Indemnitee with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, an Indemnitee with respect to any employee benefit plan, its participants or beneficiaries; and if an Indemnitee acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan he shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to herein.

     SECTION 7-3.   ADDITIONAL INDEMNIFICATION.

                    (a) Without limiting any right which an Indemnitee may have pursuant to the Certificate of Incorporation, these bylaws, Delaware law, any other agreement, any resolution, any policy of insurance or otherwise, but subject to the limitations on the maximum permissible indemnity which may exist under applicable law at the time of any request for indemnity under this Article VII determined as contemplated by Section 7-4 of this Article VII, the Corporation shall pay on behalf of such Indemnitee, and his executors, administrators or assigns, any amount which he is or becomes legally obligated to pay relating to or arising out of any claim made against him because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which he commits, suffers, permits or acquiesces in while acting in his capacity as a director, officer, employee or agent of the Corporation. The payments which the Corporation is obligated to make pursuant to this Section 7-3 shall include without limitation damages, judgments, fines, settlements and reasonable charges, costs, expenses, expenses of investigation and reasonable expenses of defense of legal actions, suits proceedings or claims and appeals therefrom, and reasonable expenses of appeal, attachment or similar bonds; provided, however, that the Corporation shall not be obligated under this Section 7-3 to make any payment in connection with any claim against such Indemnitee:

                         (i)  for which and to the extent that payment is
actually made to such Indemnitee under a valid and collectible insurance policy;

                         (ii) for which and to the extent that such
Indemnitee is indemnified by the Corporation otherwise than pursuant to this
Section 7-3;

                         (iii)which results in a final, nonappealable order
for such Indemnitee to pay a fine or similar governmental imposition which the Corporation is prohibited by applicable law from paying; or

                         (iv) based upon or attributable to such Indemnitee
gaining in fact a personal profit to which he was not legally entitled, including without limitation profits made from the purchase and sale by such Indemnitee of equity securities or the Corporation which are recoverable by the Corporation pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, and profits arising from transactions in publicly traded securities of the Corporation which were effected by such Indemnitee in violation of Section 10(b) of the

Securities Exchange Act of 1934, as amended, including Rule 10b-5 promulgated thereunder.

     The determination of whether an Indemnitee shall be entitled to indemnification under this Section 7-3 may, but shall not be required to, be made in accordance with paragraph (a) of Section 7-4 of this Article VII. If that determination is so made, it shall be binding upon the Corporation and such Indemnitee for all purposes.

                    (b) Expenses (including without limitation reasonable attorneys' and others' fees and expenses) incurred by an Indemnitee in defending any actual or threatened civil or criminal action, suit, proceeding or claim shall be paid by the Corporation in advance of the final disposition thereof as authorized in accordance with paragraph (b) of Section 7-4 of this
Article VII.

     SECTION 7-4.   CERTAIN PROCEDURES RELATING TO INDEMNIFICATION.

               (a) For purposes of pursing his rights to indemnification under this Article VII, an Indemnitee shall submit to the Board of Directors a sworn statement of request for indemnification (an "Indemnification Statement") averring that he is entitled to indemnification under this Article VII. Submission of any Indemnification Statement to the Board of Directors shall create a presumption that such Indemnitee is entitled to Indemnification under this Article VII and the Board of Directors shall be deemed to have determined that such Indemnitee is entitled to such indemnification unless, within thirty
(30) calendar days after submission of the Indemnification Statement, the Board shall determine, based upon clear and convincing evidence (sufficient to rebut the foregoing presumption) and such Indemnitee shall have received notice within such period in writing of such determination, that such Indemnitee is not entitled to indemnification under this Article VII, which evidence shall be disclosed to such Indemnitee with particularity in such notice. The foregoing notice shall be sworn to by all persons who participated in the determination and voted to deny indemnification.

               (b) For purposes of determining whether to authorize advancement of expenses pursuant to paragraph (b) of Section 7-3 of this Article VII, an Indemnitee shall be required to submit to the Board of Directors a sworn statement of request for advancement of expenses substantially (the "Undertaking"), averring that (i) he has incurred or will incur actual expenses in defending a civil or criminal action, suit proceeding or claim and (ii) he undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Article VII. Upon receipt of the Undertaking, the Board shall within ten (10) calendar days authorize immediate payment of the expenses stated in the Undertaking, whereupon
such payments shall immediately be made by the Corporation.   No security shall
be required in connection with any Undertaking and any Undertaking shall be accepted without reference to such Indemnitee's ability to make repayment.

     SECTION 7-5. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.


             ARTICLE VIII - RELIANCE UPON BOOKS, REPORTS AND RECORDS

     Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.


                         ARTICLE IX - LOANS TO OFFICERS

     The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.


                                ARTICLE X - SEAL

     The form of the seal of the Corporation, called the corporate seal[Form of Seal] of the Corporation, shall be as impressed adjacent hereto.


                            ARTICLE XI - FISCAL YEAR

          The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.


                            ARTICLE XII - AMENDMENTS

          The original or other bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal bylaws.


                     ARTICLE XIII - INTERPRETATION OF BYLAWS

     All words, terms and provisions of these bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.

                                PHARMAPRINT INC.
                        FOR THE HOLDERS OF COMMON STOCK
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
            1997 ANNUAL MEETING OF THE SHAREHOLDERS--AUGUST 19, 1997

    The undersigned shareholder of PHARMAPRINT INC. (the "Company"), revoking all previous proxies, hereby appoints Elliot P. Friedman and James Wodach and each of them acting individually, as proxies of the undersigned, and authorizes either or both of them to vote all shares of the Company's Common Stock held of record by the undersigned as of the close of business on July 3, 1997 at the 1997 Annual Meeting of Shareholders of the Company to be held on August 19, 1997, at 9:00 a.m., local time, at the Hyatt Regency Hotel, 17900 Jamboree Road, Irvine, California, 92614, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"), according to the votes the undersigned would be entitled to cast if then personally present.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL I, "FOR" THE ITEM LISTED IN PROPOSAL II, "FOR" THE ITEM LISTED IN PROPOSAL III, "FOR" THE ITEM LISTED IN PROPOSAL IV, AND "FOR" THE FIFTH MATTER SET FORTH BELOW.

PROPOSAL I

1.         / /  FOR nominees for director named below.
           / /  WITHHOLD AUTHORITY to vote.
           / /  FOR nominees for director named below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is(are)
                lined through.
           Nominees: JOHN H. ABELES, M.D., LYLE ANDERSON, HOWARD R. ASHER, ELLIOT P. FRIEDMAN, TASNEEM A. KHWAJA, PH.D., PHILLIP G.
           TRAD AND NATHAN F. TROUM, M.D.,will be considered nominees for election at the Annual Meeting.

PROPOSAL II

2.         The Amendment to the Company's 1995 Stock Option Plan to increase the number of shares of common stock authorized for issuance thereunder from 800,000 shares to 2,200,000 shares and to amend the provisions regarding automatic option grants to non-employee directors.
           / /  FOR                                  / /  AGAINST                                  / /  ABSTAIN

PROPOSAL III

3.         The approval of change in the Company's state of incorporation from California to Delaware.
           / /  FOR                                  / /  AGAINST                                  / /  ABSTAIN

PROPOSAL IV

4.         The ratification of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending March 31,
           1998.
           / /  FOR                                        / /  AGAINST                                        / /  ABSTAIN
5.         The authority of the proxies, in their discretion, to vote on such other business as may properly come before the Annual
           Meeting, or any adjournment(s) thereof.
           / /  FOR                                        / /  AGAINST                                        / /  ABSTAIN

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE ANNUAL MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said proxies do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted regardless of whether the shareholder's name is signed as set forth below or a seal affixed or the description, authority or capacity of the person signing is given or any other defect of signature exists.
                                          Dated: __________________________ 1997
                                          ________________________________(SEAL)
                                          (Shareholder's Signature)
                                          ________________________________(SEAL)
                                          (Shareholder's Signature)

                                          Please sign this proxy exactly as the
                                          name appears in the address above. If
                                          shares are registered in more than one
                                          name, all owners should sign. If
                                          signing in a fiduciary or
                                          representative capacity, such as
                                          attorney-in-fact, executor,
                                          administrator, trustee or guardian,
                                          please give full title and attach
                                          evidence of authority. If signer is a
                                          corporation, please sign the full
                                          corporate name and an authorized
                                          officer should sign such officer's
                                          name and title and affix the corporate
                                          seal, if any.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT TO THE COMPANY. Please complete, sign and date this Proxy and return it promptly regardless of whether you plan to attend the Annual Meeting.